Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Quality Income Municipal Fund, Inc.
33-43180
811-06425

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment
Policies are as follows:



   To approve the elimination
of the fundamental policies
relating to investments in
municipal securities and below
 investment grade securities.
    Common and MuniPreferred
 shares voting together as a class
     MuniPreferred shares voting
 together as a class
   For
            9,457,997
                   1,040
   Against
               509,758
                      181
   Abstain
               340,019
                        42
   Broker Non-Votes
            2,871,067
                   3,857
      Total
          13,178,841
                   5,120



To approve the new fundamental
policy relating to investments in
municipal securities.


   For
            9,483,299
                   1,025
   Against
               496,909
                      184
   Abstain
               327,566
                        54
   Broker Non-Votes
            2,871,067
                   3,857
      Total
          13,178,841
                   5,120



To approve the elimination of the
 fundamental policy relating to
 commodities.


   For
            9,340,162
                   1,018
   Against
               532,505
                      190
   Abstain
               435,107
                        55
   Broker Non-Votes
            2,871,067
                   3,857
      Total
          13,178,841
                   5,120



To approve the new fundamental
 policy relating to commodities.


   For
            9,358,885
                   1,010
   Against
               529,047
                      198
   Abstain
               419,842
                        55
   Broker Non-Votes
            2,871,067
                   3,857
      Total
          13,178,841
                   5,120



To approve the elimination of the
 fundamental policies relating to
 derivatives and short sales.


   For
            9,323,422
                   1,037
   Against
               585,210
                      180
   Abstain
               299,142
                        46
   Broker Non-Votes
            2,871,067
                   3,857
      Total
          13,078,841
                   5,120



To approve the elimination of the
 fundamental policies prohibiting
 investment in other investment
 companies.


   For
            9,382,459
                   1,027
   Against
               566,658
                      197
   Abstain
               358,657
                        39
   Broker Non-Votes
            2,871,067
                   3,857
      Total
          13,178,841
                   5,120

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012585.